Exhibit 3.1

RESTATED CERTIFICATE OF INCORPORATION
-OF-
ACETO CORPORATION

(Under Section 807 of the Business Corporation Law)

Pursuant to Section 807 of the Business Corporation Law of the State of New York (“BCL”), I, the undersigned officer of ACETO CORPORATION, a New York corporation (the “Corporation”), do hereby certify:

1.                  The name of the Corporation is Aceto Corporation. The name under which the Corporation was formed is Aceto Chemical Co. Inc.

2.                  The Certificate of Incorporation was filed by the Department of State of New York on the 13th day of June, 1947.

3.                  The Certificate of Incorporation, as heretofore amended, is hereby amended or changed to effect one or more of the amendments or changes authorized by the BCL, to wit:

(a)                to change the purposes of the Corporation to include any lawful act or activity for which corporations may be organized under the BCL as permitted under Section 402(a)(2) of the BCL;

(b)               to change the Board of Directors’ authority to issue preferred stock as permitted under Section 502 of the BCL, without altering the number of authorized shares of the Corporation’s common stock or preferred stock;

(c)                to change the post-office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him as required by Section 402(a)(7) and (8) of the BCL;

(d)               to eliminate the statement that the Corporation is to have perpetual existence, as it is no longer required under Section 402(a)(9) of the BCL;

(e)               to change the size of the Board of Directors and provide authority to the Board of Directors to amend the Corporation’s bylaws as permitted under Sections 402 (c)and 601(a) of the BCL, respectively;

(f)                to strike out provisions relating to transactions between the Corporation and its directors and officers, provisions relating to the removal of directors and provisions relating to the Board of Directors of the Corporation in the management of the business of the Corporation, as such provisions are not required by the BCL to be included in the Certificate of Incorporation and are duplicative of provisions contained in the Corporation’s bylaws;

(g)               to change provisions relating to the indemnification of the Corporation’s directors and officers as authorized by Article 7 of the BCL;

(h)               to change provisions denying preemptive rights to the shareholders of the Corporation as permitted under Section 622 of the BCL; and

(i)                to change provisions relating to the elimination, to the extent permitted by applicable law, of the personal liability of directors of the Corporation to the Corporation and its shareholders for monetary damages for any breach of duty in such capacity as authorized by Article 7 of the BCL.

4.                  To accomplish the foregoing amendments, the following Articles of the Certificate of Incorporation are hereby amended, and when applicable, renumbered, to read as set forth in the same, renumbered or newly added Articles of the Certificate of Incorporation as hereinafter restated:

(a)           Article SECOND of the Certificate of Incorporation relating to the purpose or purposes for which this Corporation is formed is amended in its entirety to read as follows:

SECOND: The Corporation is formed to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York, provided that the corporation is not formed to engage in any act or activity which requires the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

(b)           Article THIRD of the Certificate of Incorporation relating to the authorized shares of the Corporation is amended in its entirety to read as follows:

THIRD: (A) The aggregate number of shares which the Corporation shall have authority to issue is 42,000,000 shares, of which 40,000,000 shares shall be Common Stock, par value $.01 per share, and 2,000,000 shares shall be Preferred Stock, par value $2.50 per share, issuable in a series.

(B) Subject to limitations prescribed by law, the Board is authorized to provide for the issuance of shares of the Preferred Stock in one or more series, to establish the number of shares in each series, to fix the designation, relative rights, preferences and limitations of the shares of each such series and to cause to be filed in the Department of State of the State of New York, such certificates as may be required in connection therewith by the Business Corporation Law of the State of New York.

(c)           Article FOURTH relating to service of process and the county location of the Corporation’s office is amended in its entirety to set forth only the county location of the Corporation’s office and to read as follows:

                                FOURTH: The county, within this state, in which the office of the corporation is to be located is Nassau County.

(d)           Article FIFTH relating to the duration of the Corporation is amended in its entirety to set forth the current address of the Corporation’s office and service of process and to read as follows:

FIFTH: The Secretary of State of the State of New York is hereby designated as the agent of the Corporation upon whom process in any action or proceeding may be served; the office of the Corporation shall be located in the 4 Tri Harbor Court, Port Washington, New York 11050; and the address to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation served upon him or her as agent of the Corporation is 4 Tri Harbor Court, Port Washington, New York 11050.

(e)           Article SIXTH relating to the size of the Board of Directors is amended in its entirety to read as follows:

SIXTH: Subject always to the Bylaws made by the stockholders, the Board may make Bylaws and from time to time may alter, amend or repeal any Bylaws, but any Bylaws made the Board may be altered or repealed by the stockholders. The number of directors of the Corporation shall be such as from time to time shall be fixed by the Bylaws of the Corporation, but shall not be less than three or greater than nine.

(f)           Article SEVENTH relating to transactions between the Corporation and its directors and officers, the removal of directors and the Board of Directors of the Corporation in the management of the business of the Corporation, is amended in its entirety to provide for indemnification of directors and officers of the Corporation and to read as follows:

SEVENTH: The Corporation shall indemnify to the fullest extent permitted by the Business Corporation Law of the State New York any person made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, including an action by or in the right of the Corporation or any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney’s fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein; provided, however, that this indemnification shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, whether provided by law or contained in the Certificate of Incorporation or Bylaws, or a resolution of shareholders, a resolution of the Board, or an agreement provided for such indemnification. The Corporation shall have the power to purchase and maintain insurance to cover (i) directors, officers, employees, agents, attorneys, trustees and other representatives and (ii) the Corporation for any obligation relating to indemnification. The intent of the foregoing indemnification provisions is both to confirm and to expand upon the indemnification provided by the Business Corporation Law of the State of New York as from time to time amended so as to maintain and continue to attract persons of high quality to serve the Corporation as officers, directors, employees, agents or in similar capacities.

(g)           Article EIGHTH relating to preemptive rights of the shareholders is amended in its entirety to eliminate the liability of directors of the Corporation to the extent permitted under law, and to read as follows:

EIGHTH: To the fullest extent permitted by the Business Corporation Law of the State of New York as presently in effect or hereafter amended, a director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for any breach of duty as a director. If the Business Corporation Law of the State of New York is amended after approval by the shareholders of this Article to authorize corporate action further eliminating or limiting the personal liability of the directors, then the liability of a director of the Corporation shall be, without further corporate action, eliminated or limited to the fullest extent permitted by the Business Corporation Law of the State of New York, as so amended. No repeal or modification of this Article shall adversely affect any right or protection of a director of the Corporation existing at the date of such repeal or modification or create any liability or adversely affect such right or protection with respect to any act or omission occurring prior to such repeal or modification.

(h)          Former Article EIGHTH relating to the preemptive rights of the shareholders has been renumbered to add new Article NINTH and is hereby amended in its entirety to read as follows:

NINTH: No holder of any shares of any class shall have any preemptive right to purchase any other shares or securities of any class which may at any time be sold or offered by the Corporation.

5.                  This Restated Certificate of Incorporation of the Corporation, as amended hereby, was authorized by the Board of Directors of the Corporation and by the vote of a majority of holders of all of the outstanding shares of the Corporation entitled to vote thereon at a meeting duly called and held.

6.                  To effect the foregoing amendments, the Certificate of Incorporation, as amended, is hereby restated as amended in its entirety to read as follows:

FIRST: The name of the corporation is ACETO CORPORATION.

SECOND: The Corporation is formed to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York, provided that the corporation is not formed to engage in any act or activity which requires the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

THIRD: (A) The aggregate number of shares which the Corporation shall have authority to issue is 42,000,000 shares, of which 40,000,000 shares shall be Common Stock, par value $.0l per share, and 2,000,000 shares shall be Preferred Stock, par value $2.50 per share, issuable in a series.

(B) Subject to limitations prescribed by law, the Board is authorized to provide for the issuance of shares of the Preferred Stock in one or more series, to establish the number of shares in each series, to fix the designation, relative rights, preferences and limitations of the shares of each such series and to cause to be filed in the Department of State of the State of New York, such certificates as may be required in connection therewith by the Business Corporation Law of the State of New York.

FOURTH: The county, within this state, in which the office of the corporation is to be located is Nassau County.

FIFTH: The Secretary of State of the State of New York is hereby designated as the agent of the Corporation upon whom process in any action or proceeding may be served; the office of the Corporation shall be located in the 4 Tri Harbor Court, Port Washington, New York 11050; and the address to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation served upon him or her as agent of the Corporation is 4 Tri Harbor Court, Port Washington, New York 11050.

SIXTH: Subject always to the Bylaws made by the stockholders, the Board may make Bylaws and from time to time may alter, amend or repeal any Bylaws, but any Bylaws made the Board may be altered or repealed by the stockholders. The number of directors of the Corporation shall be such as from time to time shall be fixed by the Bylaws of the Corporation, but shall not be less than three or greater than nine.

SEVENTH: The Corporation shall indemnify to the fullest extent permitted by the Business Corporation Law of the State New York any person made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, including an action by or in the right of the Corporation or any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney’s fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein; provided, however, that this indemnification shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, whether provided by law or contained in the Certificate of Incorporation or Bylaws, or a resolution of shareholders, a resolution of the Board, or an agreement provided for such indemnification. The Corporation shall have the power to purchase and maintain insurance to cover (i) directors, officers, employees, agents, attorneys, trustees and other representatives and (ii) the Corporation for any obligation relating to indemnification. The intent of the foregoing indemnification provisions is both to confirm and to expand upon the indemnification provided by the Business Corporation Law of the State of New York as from time to time amended so as to maintain and continue to attract persons of high quality to serve the Corporation as officers, directors, employees, agents or in similar capacities.

EIGHTH: To the fullest extent permitted by the Business Corporation Law of the State of New York as presently in effect or hereafter amended, a director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for any breach of duty as a director. If the Business Corporation Law of the State of New York is amended after approval by the shareholders of this Article to authorize corporate action further eliminating or limiting the personal liability of the directors, then the liability of a director of the Corporation shall be, without further corporate action, eliminated or limited to the fullest extent permitted by the Business Corporation Law of the State of New York, as so amended. No repeal or modification of this Article shall adversely affect any right or protection of a director of the Corporation existing at the date of such repeal or modification or create any liability or adversely effect such right or protection with respect to any act or omission occurring prior to such repeal or modification.

NINTH: No holder of any shares of any class shall have any preemptive right to purchase any other shares or securities of any class which may at any time be sold or offered by the Corporation.

IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been duly executed and delivered by the undersigned authorized officer of the Corporation on the 9th day of November 2015,

ACETO CORPORATION

/s/ Steven Rogers
Name: Senior Rogers
Title: Senior Vice President,
General Counsel and
Corporate Secretary

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